EXHIBIT 99.1

One Franklin Parkway San Mateo, CA 94403-1906 tel (650) 312-2000 franklinresources.com

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Fiscal Year and Fourth Quarter Results

San Mateo, CA, October 28, 2010 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today announced net income1 of $1,445.7 million, or $6.33 per share diluted, for the year ended September 30, 2010, as compared to net income1 of $896.8 million, or $3.85 per share diluted, for the year ended September 30, 2009. For the quarter ended September 30, 2010, net income1 was $372.9 million, or $1.65 per share diluted, on revenues of $1,528.4 million. For the quarter ended June 30, 2010, net income1 was $360.5 million, or $1.58 per share diluted, on revenues of $1,534.1 million. For the quarter ended September 30, 2009, net income1 was $367.4 million, or $1.59 per share diluted, on revenues of $1,238.9 million.

Operating income for the quarter ended September 30, 2010 was $509.0 million, as compared to $521.6 million for the prior quarter and $384.7 million for the quarter ended September 30, 2009. The company’s non-operating income (expenses) for the quarter ended September 30, 2010 included $50.9 million of investment and other income (losses), net, as compared to $(7.3) million for the prior quarter and $87.3 million for the quarter ended September 30, 2009.

Total assets under management by the company’s subsidiaries were $644.9 billion at September 30, 2010, as compared to $570.5 billion at June 30, 2010 and $523.4 billion at September 30, 2009. Simple monthly average assets under management during the quarter ended September 30, 2010 were $604.7 billion, as compared to $583.1 billion in the prior quarter and $488.3 billion in the same quarter a year ago. Equity assets comprised 43% of total assets under management at September 30, 2010, as compared to 41% at June 30, 2010 and 47% at September 30, 2009. Fixed-income assets comprised 39% of total assets under management at September 30, 2010, as compared to 40% at June 30, 2010 and 33% at September 30, 2009. Hybrid and other assets accounted for 18% of total assets under management at September 30, 2010, as compared to 19% at June 30, 2010 and 20% at September 30, 2009. Net new flows for the quarter ended September 30, 2010 were $19.4 billion, as compared to $18.8 billion for the prior quarter and $12.2 billion for the same quarter a year ago.

Cash and cash equivalents and investments were $6.8 billion at September 30, 2010, as compared to $5.8 billion at September 30, 2009. Total stockholders’ equity was $7.7 billion at September 30, 2010, as compared to $7.6 billion at September 30, 2009. The company had 224.0 million shares of common stock outstanding at September 30, 2010, as compared to 229.3 million shares outstanding at September 30, 2009. During the quarter ended September 30, 2010, the company repurchased 1.7 million shares of its common stock for a total cost of $172.0 million.

Lipper Performance Rankings of Franklin Templeton’s U.S.-Registered Long-Term Mutual Funds2,3:

	Period Ended September 30, 2010
	Percent of Assets in Top Two Quartiles[4]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[5]	58%	86%	88%	90%
Franklin Templeton Equity[6]	74%	88%	89%	89%
Franklin Templeton Fixed-Income[7]	42%	84%	88%	91%
Franklin Equity[8]	85%	87%	86%	84%
Templeton Equity[9]	62%	87%	88%	91%
Mutual Series Equity[10]	53%	92%	100%	100%
Franklin Templeton Taxable Fixed-Income[11]	58%	67%	73%	75%
Franklin Templeton Tax-Free Fixed-Income[12]	32%	94%	97%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund’s investment goals, risks, charges and expenses before investing. To obtain a prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read the prospectus carefully before investing.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data and assets under management)	Three months ended September 30,				Twelve months ended September 30,
	2010	2009	% Change		2010	2009	% Change
Operating Revenues
Investment management fees	$919,367	$724,953	27%		$3,477,974	$2,503,188	39%
Underwriting and distribution fees	529,563	433,361	22%		2,043,710	1,408,162	45%
Shareholder servicing fees	69,981	67,381	4%		283,876	267,350	6%
Other, net	9,493	13,232	(28%	)	47,439	15,387	208%

Total operating revenues	1,528,404	1,238,927	23%		5,852,999	4,194,087	40%

Operating Expenses
Underwriting and distribution	529,808	418,284	27%		2,003,465	1,352,022	48%
Compensation and benefits	275,300	246,773	12%		1,080,986	958,511	13%
Information systems, technology and occupancy	81,328	71,999	13%		295,564	274,198	8%
Advertising and promotion	47,513	37,314	27%		158,458	116,129	36%
Amortization of deferred sales commissions	45,782	39,747	15%		188,731	142,978	32%
Other	39,669	40,088	(1%	)	167,115	147,655	13%

Total operating expenses	1,019,400	854,205	19%		3,894,319	2,991,493	30%

Operating Income	509,004	384,722	32%		1,958,680	1,202,594	63%

Other Income (Expenses)
Consolidated sponsored investment products gains, net	2,426	42,830	(94%	)	8,497	28,785	(70%	)
Investment and other income, net	50,933	87,338	(42%	)	119,137	60,997	95%
Interest expense	(9,992)	(268)	NM		(16,506)	(3,771)	338%

Other income, net	43,367	129,900	(67%	)	111,128	86,011	29%

Income before taxes	552,371	514,622	7%		2,069,808	1,288,605	61%
Taxes on income	176,517	136,180	30%		618,312	384,314	61%

Net Income	375,854	378,442	(1%	)	1,451,496	904,291	61%
Less: Net income attributable to noncontrolling interests	2,948	11,086	(73%	)	5,807	7,513	(23%	)

Net Income attributable to Franklin Resources, Inc.	$372,906	$367,356	2%		$1,445,689	$896,778	61%

Earnings per Share[14]
Basic	$1.66	$1.60	4%		$6.36	$3.87	64%
Diluted	1.65	1.59	4%		6.33	3.85	64%
Dividends per Share	$0.22	$0.21	5%		$3.88	$0.84	362%
Average Shares Outstanding[14] (in thousands)
Basic	223,864	228,741	(2%	)	226,104	230,334	(2%	)
Diluted	224,958	230,061	(2%	)	227,353	231,451	(2%	)
Operating Margin[15]	33%	31%			33%	29%
Assets Under Management[16] (in billions)
Beginning of period	$570.5	$451.2	26%		$523.4	$507.3	3%
Long-term sales	48.9	34.9	40%		188.5	110.4	71%
Long-term redemptions	(31.7)	(23.3)	36%		(122.8)	(115.6)	6%
Net cash management	2.2	0.6	267%		4.2	(0.3)	NM

Net new flows	19.4	12.2	59%		69.9	(5.5)	NM
Reinvested distributions	2.6	2.4	8%		11.5	14.1	(18%	)

Net flows	22.0	14.6	51%		81.4	8.6	847%
Distributions	(3.3)	(3.1)	6%		(14.2)	(17.9)	(21%	)
Appreciation and other	55.7	60.7	(8%	)	54.3	25.4	114%

End of period	$644.9	$523.4	23%		$644.9	$523.4	23%

Simple Monthly Average for Period	$604.7	$488.3	24%		$571.1	$442.2	29%

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data, employees and billable shareholder accounts)	Three months ended
	30-Sep-10	30-Jun-10	% Change		31-Mar-10	31-Dec-09	30-Sep-09
Operating Revenues
Investment management fees	$919,367	$915,866	0%		$836,077	$806,664	$724,953
Underwriting and distribution fees	529,563	529,313	0%		496,781	488,053	433,361
Shareholder servicing fees	69,981	72,976	(4%	)	71,376	69,543	67,381
Other, net	9,493	15,916	(40%	)	8,879	13,151	13,232

Total operating revenues	1,528,404	1,534,071	0%		1,413,113	1,377,411	1,238,927

Operating Expenses
Underwriting and distribution	529,808	519,607	2%		487,023	467,027	418,284
Compensation and benefits	275,300	280,333	(2%	)	271,041	254,312	246,773
Information systems, technology and occupancy	81,328	76,018	7%		69,608	68,610	71,999
Advertising and promotion	47,513	37,976	25%		38,121	34,848	37,314
Amortization of deferred sales commissions	45,782	50,121	(9%	)	46,282	46,546	39,747
Other	39,669	48,452	(18%	)	39,903	39,091	40,088

Total operating expenses	1,019,400	1,012,507	1%		951,978	910,434	854,205

Operating Income	509,004	521,564	(2%	)	461,135	466,977	384,722

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	2,426	(14,670)	NM		5,669	15,072	42,830
Investment and other income (losses), net	50,933	(7,262)	NM		42,488	32,978	87,338
Interest expense	(9,992)	(4,836)	107%		(936)	(742)	(268)

Other income (expenses), net	43,367	(26,768)	NM		47,221	47,308	129,900

Income before taxes	552,371	494,796	12%		508,356	514,285	514,622
Taxes on income	176,517	135,113	31%		149,946	156,736	136,180

Net Income	375,854	359,683	4%		358,410	357,549	378,442
Less: Net income (loss) attributable to noncontrolling interests	2,948	(812)	NM		1,725	1,946	11,086

Net Income attributable to Franklin Resources, Inc.	$372,906	$360,495	3%		$356,685	$355,603	$367,356

Earnings per Share[14]
Basic	$1.66	$1.59	4%		$1.56	$1.55	$1.60
Diluted	1.65	1.58	4%		1.55	1.54	1.59

Dividends per Share	$0.22	$0.22	0%		$0.22	$3.22	$0.21

Average Shares Outstanding[14] (in thousands)
Basic	223,864	225,626	(1%	)	227,046	227,892	228,741
Diluted	224,958	226,806	(1%	)	228,300	229,251	230,061

Operating Margin[15]	33%	34%			33%	34%	31%

Employees	7,927	7,869	1%		7,758	7,752	7,745

Billable Shareholder Accounts (in millions)	21.1	23.3	(9%	)	22.7	22.2	21.4

ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	30-Sep-10	30-Jun-10	% Change	31-Mar-10	31-Dec-09	30-Sep-09
Equity
Global/international	$204.2	$172.9	18%	$193.2	$189.5	$183.1
Domestic (U.S.)	69.5	63.2	10%	69.8	66.3	63.9

Total equity	273.7	236.1	16%	263.0	255.8	247.0

Hybrid	110.8	101.6	9%	107.3	104.0	98.2

Fixed-Income
Tax-free	77.7	73.8	5%	71.8	69.7	69.6
Taxable:
Global/international	130.7	109.4	19%	97.0	77.5	63.3
Domestic (U.S.)	45.4	43.3	5%	41.9	40.4	38.4

Total fixed-income	253.8	226.5	12%	210.7	187.6	171.3
Cash Management	6.6	6.3	5%	5.8	6.1	6.9

Total Ending Assets Under Management	$644.9	$570.5	13%	$586.8	$553.5	$523.4

Simple Monthly Average Assets Under Management	$604.7	$583.1	4%	$561.2	$534.9	$488.3

ASSETS UNDER MANAGEMENT AND FLOWS – UNITED STATES AND INTERNATIONAL

(in billions)	As of and for the three months ended
	30-Sep-10	% of Total	30-Jun-10	% of Total	30-Sep-09	% of Total
Long-Term Sales
United States	$23.1	47%	$25.0	49%	$21.5	62%
International	25.8	53%	26.0	51%	13.4	38%

Total Long-Term Sales	$48.9	100%	$51.0	100%	$34.9	100%

Long-Term Redemptions
United States	$(16.3)	51%	$(18.3)	54%	$(13.4)	58%
International	(15.4)	49%	(15.3)	46%	(9.9)	42%

Total Long-Term Redemptions	$(31.7)	100%	$(33.6)	100%	$(23.3)	100%

Assets Under Management
United States	$451.7	70%	$409.9	72%	$389.3	74%
International	193.2	30%	160.6	28%	134.1	26%

Total Assets Under Management	$644.9	100%	$570.5	100%	$523.4	100%

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	30-Sep-10	30-Jun-10	30-Sep-09
Global/international equity
Beginning assets	$172.9	$193.2	$153.1
Long-term sales	16.0	11.7	9.7
Long-term redemptions	(10.9)	(11.6)	(9.1)
Net exchanges	(0.2)	(0.3)	0.1

Net new flows	4.9	(0.2)	0.7
Reinvested distributions	0.1	0.1	0.2

Net flows	5.0	(0.1)	0.9
Distributions	(0.1)	(0.1)	(0.1)
Appreciation (depreciation) and other	26.4	(20.1)	29.2

Ending assets	204.2	172.9	183.1

Domestic (U.S.) equity
Beginning assets	63.2	69.8	56.7
Long-term sales	3.6	4.3	2.5
Long-term redemptions	(3.8)	(4.0)	(2.8)
Net exchanges	(0.2)	0.0	(0.1)

Net new flows	(0.4)	0.3	(0.4)
Reinvested distributions	0.3	0.1	0.3

Net flows	(0.1)	0.4	(0.1)
Distributions	(0.3)	(0.1)	(0.4)
Appreciation (depreciation) and other	6.7	(6.9)	7.7

Ending assets	69.5	63.2	63.9

Hybrid
Beginning assets	101.6	107.3	85.8
Long-term sales	4.0	4.2	3.7
Long-term redemptions	(3.4)	(4.0)	(2.8)
Net exchanges	(0.1)	(0.1)	0.1

Net new flows	0.5	0.1	1.0
Reinvested distributions	0.7	1.4	0.9

Net flows	1.2	1.5	1.9
Distributions	(1.0)	(1.6)	(1.2)
Appreciation (depreciation) and other	9.0	(5.6)	11.7

Ending assets	110.8	101.6	98.2

Tax-free fixed-income
Beginning assets	73.8	71.8	62.4
Long-term sales	3.7	3.3	3.9
Long-term redemptions	(2.2)	(2.4)	(1.9)
Net exchanges	0.0	0.0	0.0

Net new flows	1.5	0.9	2.0
Reinvested distributions	0.5	0.5	0.5

Net flows	2.0	1.4	2.5
Distributions	(0.8)	(0.8)	(0.8)
Appreciation and other	2.7	1.4	5.5

Ending assets	$77.7	$73.8	$69.6

[Table continued on next page]

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

[Table continued from previous page]

(in billions)	Three months ended
	30-Sep-10	30-Jun-10	30-Sep-09
Global/international taxable fixed-income
Beginning assets	$109.4	$97.0	$50.2
Long-term sales	18.4	24.0	11.6
Long-term redemptions	(9.0)	(8.9)	(4.3)
Net exchanges	2.3	1.0	1.3

Net new flows	11.7	16.1	8.6
Reinvested distributions	0.7	0.6	0.3

Net flows	12.4	16.7	8.9
Distributions	(0.7)	(0.6)	(0.3)
Appreciation (depreciation) and other	9.6	(3.7)	4.5

Ending assets	130.7	109.4	63.3

Domestic (U.S.) taxable fixed-income
Beginning assets	43.3	41.9	35.5
Long-term sales	3.2	3.5	3.5
Long-term redemptions	(2.4)	(2.7)	(2.4)
Net exchanges	0.1	0.2	(0.1)

Net new flows	0.9	1.0	1.0
Reinvested distributions	0.3	0.4	0.2

Net flows	1.2	1.4	1.2
Distributions	(0.4)	(0.5)	(0.3)
Appreciation and other	1.3	0.5	2.0

Ending assets	45.4	43.3	38.4

Cash management
Beginning assets	6.3	5.8	7.5
Net cash management	2.2	1.4	0.6
Net exchanges	(1.9)	(0.8)	(1.3)

Net new flows	0.3	0.6	(0.7)
Reinvested distributions	0.0	0.0	0.0

Net flows	0.3	0.6	(0.7)
Distributions	0.0	0.0	0.0
Appreciation (depreciation) and other	0.0	(0.1)	0.1

Ending assets	6.6	6.3	6.9

Total
Beginning assets	570.5	586.8	451.2
Long-term sales	48.9	51.0	34.9
Long-term redemptions	(31.7)	(33.6)	(23.3)
Long-term net exchanges	1.9	0.8	1.3
Net cash management	2.2	1.4	0.6
Cash management net exchanges	(1.9)	(0.8)	(1.3)

Net new flows	19.4	18.8	12.2
Reinvested distributions	2.6	3.1	2.4

Net flows	22.0	21.9	14.6
Distributions	(3.3)	(3.7)	(3.1)
Appreciation (depreciation) and other	55.7	(34.5)	60.7

Ending Assets Under Management	$644.9	$570.5	$523.4

Conference Call Information

Pre-recorded audio commentary on the fourth quarter results from Franklin Resources, Inc.’s President and Chief Executive Officer, Greg Johnson, and Executive Vice President and Chief Financial Officer, Ken Lewis, will be available today at approximately 9:15 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions.

Access to the pre-recorded audio commentary and accompanying slides will be available at franklinresources.com. The pre-recorded audio commentary will also be available by dialing (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally, using access code 17724542, anytime through 11:59 p.m. Eastern Time on November 11, 2010.

Access to the live teleconference will be available at franklinresources.com 10 minutes before the start of the call or by dialing (877) 480-6346 in the U.S. and Canada or (706) 902-1906 internationally. A replay of the call can also be accessed by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally, using access code 17724643, after 5:30 p.m. Eastern Time today through 11:59 p.m. Eastern Time on November 11, 2010.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $644 billion in assets under management as of September 30, 2010. For more information, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds’ principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

3.

Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 147 peer groups of U.S. retail mutual funds, and the groups vary in size from 8 to 1,012 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

4.	The source for the figures in the table is Lipper® Inc., 9/30/10.

5.

Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 39, 45, 39 and 46 funds ranked in the top quartile and 28, 29, 31 and 16 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.

Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 22, 24, 15 and 17 funds ranked in the top quartile and 16, 15, 16 and 9 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.

Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 17, 21, 24 and 29 funds ranked in the top quartile and 12, 14, 15 and 7 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.

Of the eligible Franklin equity mutual funds tracked by Lipper, 20, 15, 11 and 10 funds ranked in the top quartile and 7, 11, 7 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.

Of the eligible Templeton equity mutual funds tracked by Lipper, 2, 6, 1 and 4 funds ranked in the top quartile and 5, 2, 6 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.

Of the eligible Mutual Series equity mutual funds tracked by Lipper, 0, 3, 3 and 3 funds ranked in the top quartile and 4, 2, 3 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.

Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 5, 4, 4 and 4 funds ranked in the top quartile and 3, 2, 4 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.

Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 12, 17, 20 and 25 funds ranked in the top quartile and 9, 12, 11 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.

Effective October 1, 2009, the company adopted a new accounting standard that modifies the presentation of consolidated net income to include the amount attributable to noncontrolling interests for all periods presented.

14.

Effective October 1, 2009, the company retrospectively adopted a new accounting standard that modifies the earnings per share calculations to recognize its nonvested stock awards and nonvested stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents as if they were a separate class of stock.

15.	Defined as operating income divided by operating revenues.

16.

Assets under management include assets for which the company provides various investment management services as described in Item I “Business” in Part I of its Form 10-K for the fiscal year ended September 30, 2009.

Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will”, “may”, “could”, “expect”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and Franklin’s subsequent Quarterly Reports on Form 10-Q:

•

Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our assets under management are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.
•

Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.
•	Any significant limitation or failure of our software applications, technology or other systems that are critical to our operations could constrain our operations.
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Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
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Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our revenues and hinder our growth.
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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
•	We could suffer losses in earnings or revenue if our reputation is harmed.
•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.
•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

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Our revenues, earnings and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

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Regulatory and governmental examinations and/or investigations, civil litigation relating to previously-settled regulatory and governmental investigations, and the legal risks associated with our business, could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived credit worthiness.
•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.
•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.
•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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